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Exhibit 4.1

	COMMON STOCK	[CRIIMI MAE LOGO]	COMMON STOCK
NUMBER				SHARES
CMI 9132
	THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK, NEW YORK OR IN NEW JERSEY		SEE REVERSE FOR RESTRICTIONS ON TRANSFER AND RELATIVE RIGHTS AND PREFERENCES
CUSIP 226603 50 4
CRIIMI MAE Inc. (INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND)
This Certifies that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF ONE CENT ($.01) PER SHARE OF
CRIIMI MAE Inc. transferable on the books of the Corporation by the owner in person, or by duly authorized attorney, upon the surrender of this Certificate properly endorsed.
This Certificate is not valid unless countersigned and registered by the Transfer Agent and by the Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR
BY	[SEAL]
			/s/ Barry Blattman	/s/ Cynthia O. Azzara
	AUTHORIZED SIGNATURE		CHAIRMAN OF THE BOARD	TREASURER

CRIIMI MAE Inc.
RESTRICTIONS ON TRANSFER AND RELATIVE RIGHTS AND PREFERENCES

        The Corporation will furnish without charge to each stockholder who so requests, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions or redemption of the stock of each class which the Corporation is authorized to issue; and the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR, AMONG OTHER THINGS, THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, OR ANY SUCCESSOR STATUTE. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON (UNLESS SUCH PERSON IS AN EXISTING HOLDER) MAY BENEFICIALLY OWN CAPITAL STOCK OF THE CORPORATION (WHICH INCLUDES OWNERSHIP BY ATTRIBUTION AS WELL AS DIRECT OWNERSHIP) IN EXCESS OF THAT NUMBER OF SHARES OF CAPITAL STOCK OF THE CORPORATION WHICH EQUALS 9.8% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE LESSER OF (A) THE NUMBER OF OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION AND (B) THE VALUE OF OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN CAPITAL STOCK OF THE CORPORATION IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE CORPORATION IN WRITING AT LEAST FIFTEEN (15) CALENDAR DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER. ALL ITALICIZED TERMS IN THIS LEGEND HAVE THE MEANINGS SET FORTH IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE TRANSFER WILL BE VOID AB INITIO AND THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS EXCESS STOCK WHICH WILL BE HELD IN A SPECIAL TRUST.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED,                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(Please print or typewrite name and address, including zip code, of assignee)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

        This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between CRIIMI MAE Inc. and Registrar and Transfer Company dated as of January 23, 2002, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CRIIMI MAE Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates, and will no longer be evidenced by this certificate. CRIIMI MAE Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or any Affiliate or Associate thereof (as defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, will become null and void and will no longer be transferable.

        IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON CONVEYANCE FOR, AMONG OTHER THINGS, THE PURPOSE OF PRESERVING THE CORPORATION'S NOL UNDER SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, OR ANY SUCCESSOR STATUTE. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO INDIVIDUAL OR ENTITY SHALL CONVEY ANY SHARES OF THE CAPITAL STOCK OF THE CORPORATION IF SUCH CONVEYANCE WOULD CAUSE (A) THE OWNERSHIP INTEREST PERCENTAGE OF THE TRANSFEREEOR ANY OTHER INDIVIDUAL OR ENTITY TO EQUAL FIVE PERCENT (5%) OR MORE, OR (B) ANY INCREASE IN THE OWNERSHIP INTEREST PERCENTAGEOF THE TRANSFEREE OR ANY OTHER INDIVIDUAL OR ENTITY IF THE OWNERSHIP INTEREST PERCENTAGE OF SUCH TRANSFEREE OR OF SUCH OTHER INDIVIDUAL OR ENTITY EQUALED FIVE PERCENT (5%) OR MORE BEFORE SUCH CONVEYANCE.

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Exhibit 4.1